Exhibit 23.1

                       CONSENT OF KPMG PEAT MARWICK LLP

     The Board of Directors
     Culligan Water Technologies, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
     "Experts" in the prospectus.

                                   /s/ KPMG Peat Marwick LLP

     Chicago, Illinois
     November 13, 1997